UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CISION LTD.

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Cision Ltd., a Cayman Islands exempted company (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on December 3, 2019, relating to the Agreement and Plan of Merger (the “Merger Agreement”), by and among MJ23 UK Acquisition Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), Castle Merger Limited, a Cayman Islands exempted company (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Stockholder Litigation

In connection with the Merger, after the Proxy Statement was filed, a putative class action complaint was filed in the United States District Court for the Southern District of New York, captioned J Fogaca Investco Inc. v. Cision Ltd. et al., Case No. 1:19-cv-11130 (the “Investco Complaint”). The Investco Complaint was filed by a purported Company stockholder and is pending in the United Stated District Court for the Southern District of New York against the Company and the members of its Board of Directors. Additionally, also in connection with the Merger, after the Proxy Statement was filed, a putative class action complaint was filed in the United States District Court of Delaware, captioned Michael Kent. v. Cision Ltd. et al., Case No. 1:19-cv-02229-UNA (the “Kent Complaint,” and together with the Investco Complaint, the “Complaints”). The Kent Complaint was filed by a purported Company stockholder and is pending in the United Stated District Court of Delaware against the Company, the members of its Board of Directors, Platinum Equity Advisors, LLC, Parent and Merger Sub.

The Complaints generally allege, among other things, that each Complaint’s respective defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting material information from the Proxy Statement, rendering it false and misleading. The Complaints seek, among other things, an injunction against the Merger, or in the event the Merger is consummated, rescission and rescissory damages, additional disclosure of facts in the Proxy Statement relating to the Merger, a declaration from the court that the defendants violated federal securities laws, and costs (including attorneys’ and experts’ fees). Although the Complaints request injunctive relief, neither Complaint’s respective plaintiff has filed a motion to enjoin the Merger at this time. Additional similar lawsuits may be filed in the future. Each of the respective defendants believes that each Complaint’s respective plaintiff’s allegations lack merit and intend to vigorously defend against the Complaints filed against them and any subsequently filed similar actions. If additional similar complaints are filed, absent new or different allegations that are material, the Company will not necessarily disclose such additional filings. The foregoing description is qualified in its entirety by reference to the Complaints. The Investco Complaint is attached hereto as Annex A, and the Kent Complaint is attached hereto as Annex B, and we incorporate both Complaints by reference into this document. We recommend that you read the Complaints in their entirety.

Supplemental Disclosures to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Rothschild & Co US Inc.” is hereby supplemented by adding the following underlined disclosure to the first table on page 53 of the Proxy Statement.

The results of Rothschild & Co’s review of the EV/EBITDA is summarized in the chart below:

EV/EBITDA
	2019E	2020E
Software
SS&C1	11.5x	10.7x
Open Text	11.3x	10.8x
Nice	16.7x	15.9x
CDK[1]	9.6x	9.0x
Nuance[1]	13.4x	13.1x
j2	10.4x	9.7x
LogMeIn	8.7x	9.0x
Verint	10.1x	8.8x
Inovalon[1]	15.0x	13.7x
Progress Software[1]	10.8x	10.7x
Mean	11.8x	11.1x
Median	11.1x	10.7x
Data/Information Services
Wolters Kluwer	14.6x	13.9x
Equifax	16.7x	15.4x
CoreLogic[1]	11.6x	10.9x
Mean	14.3x	13.4x
Median	14.6x	13.9x
Overall
High	16.7x	15.9x
Mean	12.3x	11.7x
Median	11.5x	10.8x
Low	8.7x	8.8x

[1]	Adjusted to account for certain events such as acquisitions and divestitures.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Rothschild & Co US Inc.” is hereby supplemented by adding the following underlined disclosure to the second paragraph on page 53 of the Proxy Statement.

Based on the 2019E EV/EBITDA and 2020E EV/EBITDA multiples calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/EBITDA of 9.0x to 12.5x and 9.0x to 12.0x to the estimated adjusted EBITDA of the Company for fiscal years 2019 and 2020, respectively, each as provided in the Forecasts, to reach a range of implied EVs for the Company for fiscal years 2019 and 2020. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs the estimated amount of net debt of the Company as of September 30, 2019 of approximately $1.2 billion, as provided by the management of the Company and approved for Rothschild & Co’s use.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Rothschild & Co US Inc.” is hereby supplemented by adding the following underlined disclosure to the second full paragraph on page 55 of the Proxy Statement.

Based on the EV/LTM Adj. EBITDA multiple calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/LTM Adj. EBITDA of 9.5x to 13.5x to the estimated LTM Adj. EBITDA of the Company for the period ended September 30, 2019, as provided in the Forecasts and adjusted for acquisitions and related synergies, divestitures, and other accounting adjustments, to reach a range of implied EVs for the Company. To calculate implied equity values, Rothschild & Co then subtracted from such implied EVs the estimated amount of net debt of the Company as of September 30, 2019 of approximately $1.2 billion, as provided by the management of the Company and approved for Rothschild & Co’s use.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Rothschild & Co US Inc.” is hereby supplemented by adding the following underlined disclosure to and deleting the text that is struck through from the last full paragraph on page 55 of the Proxy Statement.

Unlevered, after-tax free cash flows for the terminal period were calculated as net operating profit after taxes (“NOPAT”), (i.e. Adj. EBITDA less depreciation and amortization, less management plan (i.e. stock-based compensation), less acquisition related costs and expenses, less unlevered tax expense), less increases in net working capital, plus depreciation and amortization, plus increases in deferred revenue, less capital expenditures, less capitalized software, after application of the illustrative range of growth rates described above, less increases in net working capital, plus depreciation and amortization, plus increases in deferred revenue, less capital expenditures, less capitalized software. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of 8.0% to 9.0%, based on an estimated WACC of 8.50%, which Rothschild & Co calculated using ~~the traditional CAPM (capital asset pricing model)~~ certain Company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, cost of equity using the capital asset pricing model (“CAPM”), future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was based on Rothschild & Co’s professional judgment and expertise and taking into account the Forecasts and market expectations.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Rothschild & Co US Inc.” is hereby supplemented by adding the following underlined disclosure to the first paragraph on page 56 of the Proxy Statement.

Rothschild & Co calculated a range of implied equity values for the Company by subtracting from the range of combined implied EVs by the amount of the Company’s net debt as estimated as of September 30, 2019 of approximately $1.2 billion by the management of the Company in the Forecasts. Rothschild & Co also calculated a range of implied equity values for the Company by additionally adding the net present value of the tax benefits as reflected in the Tax Analyses, calculated using a 10% discount rate (based on the Company’s estimated cost of equity). Rothschild & Co then divided the ranges of implied equity values for the Company by the number of fully diluted outstanding ordinary shares, as provided by the management of the Company and approved for Rothschild & Co’s use.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to and deleting the language that is struck through from the table on page 62 of the Proxy Statement.

2020E
Selected Companies	EV/Adj. EBITDA
CDK Global, Inc. (“CDK”)	9.0x	[1]
Cision (based on Internal Data)	8.6x
Cision (based on Wall Street research analyst consensus estimates)	8.7x
CoreLogic, Inc. (“CoreLogic”)	10.9x
Equifax Inc. (“Equifax”)	15.4x
Inovalon Holdings, Inc. (“Inovalon”)	13.7x
j2 Global, Inc. (“j2”)	9.7x
LogMeIn, Inc. (“LogMeIn”)	9.0x
NICE Ltd. (“Nice”)	15.9x
Nuance Communications, Inc. (“Nuance”)	13.1x	[2]
Open Text Corporation (“Open Text”)	10.8x
Progress Software Corporation (“Progress Software”)	10.7x
SS&C Technologies Holdings, Inc. (“SS&C”)	10.7x
Verint Systems Inc. (“Verint”)	8.8x
Wolters Kluwer N.V. (“Wolters Kluwer”)	13.9x
25th Percentile~~[1]~~[3]	9.7x
Median~~[1]~~[3]	10.8x
75th Percentile~~[1]~~[3]	13.7x

[1]

CDK multiple based on market data as of June 26, 2019, which represents the trading date prior to which the stock was perceived to be affected by the planned divestiture of CDK’s digital marketing business.

[2]

Nuance is pro forma for the spin-off of Cerence Inc., completed October 1, 2019. Nuance Adjusted EBITDA is burdened by approximately $20 million stranded costs resulting from the spin-off in 2019E and 2020E as estimated in Wall Street research.

~~[1]~~[3]	Excludes Cision.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to the third paragraph on page 62 of the Proxy Statement.

Centerview applied the adjusted EBITDA multiple reference range to Cision’s calendar year 2020 estimated adjusted EBITDA (excluding non-recurring items and stock-based compensation expense) as set forth in the Forecasts to derive a range of implied enterprise values for Cision. Centerview subtracted from each of these ranges of implied enterprise values the face value of Cision’s net debt as of September 30, 2019 of approximately $1.2 billion as set forth in the Internal Data to derive a range of implied equity values for Cision. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of Cision ordinary shares as set forth in the Internal Data to derive a range of implied values per Cision ordinary share of $9.25 to $15.00, rounded to the nearest $0.25. Centerview compared this range to the $10.00 per Cision ordinary share in cash, without interest, proposed to be paid to the holders of Cision’s ordinary shares (other than Excluded Shares) pursuant to the merger agreement.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to the table on page 63 and 64 of the Proxy Statement.

The selected precedent transactions considered in this analysis are summarized as follows:

Date Announced	Target	Acquiror	EV/LTM Adj. EBITDA[1]
Data Information
April 2019	Epsilon Data Management, LLC	Publicis Groupe S.A.	9.3x
August 2018	The Dun & Bradstreet Corporation	Investor Group: CC Capital Partners, LLC, Cannae Holdings, Inc., Bilcar, LLC, Black Knight, Inc. and Thomas H. Lee Partners L.P.	12.6x
July 2018	Marketing Solutions Unit of Acxiom Corporation	The Interpublic Group of Companies, Inc.	13.9x
July 2016	Thomson Reuters Corporation Intellectual Property & Science business	Onex Corp. and Baring Private Equity Asia Limited	12.4x	[2]
October 2015	Interactive Data Holdings Corporation	Intercontinental Exchange, Inc.	13.8x
March 2015	Wood Mackenzie Ltd.	Verisk Analytics, Inc.	17.3x
November 2014	Dealogic Limited	The Carlyle Group L.P.	12.6x
September 2014	Conversant, Inc.	Alliance Data Systems Corporation	10.4x
November 2013	Mergermarket Limited	BC Partners	13.2x
June 2013	R.L. Polk & Co.	IHS Inc.	14.0x

Software
September 2018	Intralinks Holdings, Inc. (“Intralinks”)	SS&C	11.4x
August 2018	Web.com Group, Inc.	Siris Capital Group, LLC (“Siris Capital”)	11.1x
July 2018	Eze Software Group LLC	SS&C	13.8x
December 2016	NeuStar, Inc. (“NeuStar”)	Golden Gate Capital	11.2x	[3]
December 2016	Intralinks	Synchronoss Technologies, Inc.	17.6x
November 2015	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	13.2x
September 2015	Solera Holdings, Inc.	Vista Equity Partners Management, LLC (“Vista Equity”)	14.2x
November 2014	Advanced Computer Software Group plc	Vista Equity	15.8x
October 2014	Digital River, Inc.	Siris Capital	11.6x
June 2014	MICROS Systems, Inc.	Oracle Corporation	15.7x
25th Percentile			11.6x
Median			13.2x
75th Percentile			14.0x

[1]	Represents LTM Adjusted EBITDA when sufficient information was disclosed to determine Adjusted EBITDA; otherwise represents EBITDA figure disclosed publicly.
[2]	EBITDA is based on segment-level reporting and is before allocation of corporate overhead. Fully-burdened EBITDA figure was not disclosed.
[3]

Excludes from implied enterprise value the value of the Number Portability Administration Center (which we refer to as “NPAC”) business, for which NeuStar’s contract had not been renewed and which was expected to roll off in 2018. Assumes annual NPAC revenue of $500 million and EBITDA margin of approximately 65%, based on Wall Street research. Assumes estimated residual value of NPAC business to NeuStar of $500 million (annual free-cash flow generation of $250 to $300 million), based on Wall Street research.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to the first full paragraph on page 64 of the Proxy Statement.

Based on its analysis of the relevant metrics for each of the selected companies and other considerations that Centerview deemed relevant based on its professional judgment and experience, Centerview selected a reference range of enterprise value to estimated LTM Adjusted EBITDA multiples of 10.0x to 13.5x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Cision and the companies included in the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or Cision. Centerview applied this reference range to Cision’s pro forma LTM Adjusted EBITDA as of September 30, 2019 (excluding non-recurring items and stock-based compensation expense, pro forma as if the acquisitions and divestitures that Cision had completed during the prior twelve month period had been completed at the beginning of the period) including the impact of realized synergies as if they were completed at the beginning of the period, reflected in the Internal Data, to calculate an illustrative range of implied enterprise values of Cision. Centerview subtracted from this range of implied enterprise values the face value of Cision’s net debt as of September 30, 2019 of approximately $1.2 billion as set forth in the Internal Data to derive a range of equity values for Cision. Centerview then divided this range of equity values by the number of fully-diluted outstanding Cision ordinary shares as set forth in the Internal Data to derive a range of implied values per Cision ordinary share, of $9.00 to $15.00, rounded to the nearest $0.25. Centerview compared this range to the $10.00 per Cision ordinary share in cash, without interest, proposed to be paid to the holders of Cision’s ordinary shares (other than Excluded Shares) pursuant to the merger agreement.

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to the second paragraph on page 65 of the Proxy Statement.

In performing this analysis, Centerview calculated an implied per share equity range for the shares of Cision common stock by discounting to present value as of October 21, 2019 using discount rates ranging from 8.0% to 9.0% (reflecting Centerview’s analysis of Cision’s weighted average cost of capital which was calculated using the CAPM and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies) and the mid-year convention, the forecasted unlevered free cash flows of Cision based on the Forecasts during the period beginning the fourth quarter of 2019, and ending on December 31, 2026. The implied terminal value of Cision at the end of the forecast period was estimated by using perpetuity growth rates ranging from 2.0% to 2.5% (which perpetuity growth rates were based on considerations that Centerview deemed relevant in its professional judgment and experience).

The disclosure under the heading “The Merger— Opinions of the Company’s Financial Advisors—Opinion of Centerview Partners LLC” is hereby supplemented by adding the following underlined disclosure to the third paragraph on page 65 of the Proxy Statement.

Based on its analysis, Centerview calculated a range of implied enterprise values of Cision. Centerview added to this range of implied enterprise values the estimated net present value of Cision’s future tax benefits calculated using an 8% discount rate and subtracted from this range the face value of Cision’s net debt as of September 30, 2019 of approximately $1.2 billion as set forth in the Internal Data to derive a range of implied equity values of Cision. Centerview then divided this range of implied equity values by the number of fully-diluted outstanding shares of Cision ordinary shares as set forth in the Internal Data to derive a range of implied values of Cision ordinary shares of $8.75 to $12.75, excluding the net present value of Cision’s future tax benefits, and up to $13.00 including the net present value of Cision’s future tax benefits, rounded to the nearest $0.25. Centerview compared the results of the above analysis to the $10.00 per Cision ordinary share in cash, without interest, to be paid to the holders of Cision ordinary shares (other than Excluded Shares) pursuant to the merger agreement.

The disclosure under the heading “The Merger— Certain Information regarding Cision’s Financial Advisor, Deutsche Bank Securities Inc.” is hereby supplemented by adding the following underlined disclosure to and deleting the disclosure that is struck through from the first paragraph of page 67 of the Proxy Statement.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) or other financial services to the Company or its affiliates for which they have received, and in the future may receive, compensation. Based on a review of its internal management information system as of November 1, 2019, the DB Group had received approximately €7.5 million in fees ~~for such services~~ from the Company since January 1, 2018 for the DB Group’s lending, investment banking and related services in connection with the Company’s lending and equity issuance activities. One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) or other financial services to GTCR LLC, Platinum Equity, an affiliate of Parent, and their respective affiliates and portfolio companies for which they have received, and in the future may receive, compensation. Based on a review of its internal management information system as of November 1, 2019, the DB Group had received approximately €70.0 million in fees ~~for such services~~ from Platinum Equity, its affiliates and portfolio companies since January 1, 2018 for investment banking services provided to Platinum Equity in connection with acquisitions consummated by Platinum Equity’s affiliates. Additionally, based on a review of its internal management information system as of November 1, 2019, the DB Group had received approximately €1.5 million in fees ~~for such services~~ from GTCR LLC and its portfolio companies (other than the Company) since January 1, 2018 for investment banking services provided to GTCR LLC in connection with acquisitions consummated by GTCR LLC’s affiliates. The DB Group may also provide investment and commercial banking services to the Company, GTCR LLC and Platinum Equity and their respective affiliates and portfolio companies in the future, for which Deutsche Bank would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company and its affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments, and obligations.

The disclosure under the heading “The Merger— Certain Unaudited Prospective Information” is hereby supplemented by adding the following sentence to the end of the last paragraph on page 67.

For reference in connection the following discussion, approximately 155.0 million shares of Cision were outstanding on a fully-diluted basis as of October 21, 2019.

The disclosure under the heading “The Merger— Certain Unaudited Prospective Information” is hereby supplemented by adding the following underlined disclosure to and deleting the disclosure that is struck through from the first paragraph of page 69 of the Proxy Statement.

The Financial Projections include certain non-GAAP financial measures, including Adjusted EBITDA and any measures therefrom. The Company’s management included forecasts of Adjusted EBITDA in the Financial Projections because the Company’s management believes such metrics provide useful information because they are commonly used by investors to assess financial performance and operating results of ongoing business operations, and because the Company’s management also believes that Adjusted EBITDA could be useful in evaluating the business, potential operating performance and cash flow of the Company. Management believes that Adjusted EBITDA is important because it provides a more transparent view of the Company’s underlying performance and operating trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this proxy statement may not be comparable to similarly titled amounts used by the Company or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of non-GAAP financial measures. Financial measures provided to financial advisors or bidders in connection with an acquisition transaction are not generally subject to SEC rules regarding disclosures of non-GAAP financial measures if such measures are provided solely for disclosure purposes. SEC rules would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Rothschild & Co and Centerview for purposes of their respective fairness opinions or by the Board in connection with its consideration of the merger. In addition, the Company has not historically provided reconciliations of forward-looking non-GAAP financial measures to GAAP financial measures because management cannot reliably predict all of the information necessary to prepare such reconciliations. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in Financial Projections.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Information” is hereby supplemented by adding the following underlined disclosure to and deleting the disclosure that is struck through from the table on page 69 of the Proxy Statement.

The following table sets forth a summary of the April 2019 Projections:

(dollars in millions)	Twelve months ended December 31,
	2019	2020	2021	2022	2023	2024	2025	2026
~~Income statement data~~
Revenue	$793	$844	$902	$966	$1,036	$1,093	$1,138	$1,173
Adjusted EBITDA(1)	276	306	331	356	385	406	423	436
Adjusted EBITDA less capital expenditures and capitalized software	236	262	283	304	329	348	363	375
~~Statement of cash flow data~~
Depreciation & amortization	29	34	39	42	47	52	55	57
Management plan(2)	(8)	(9)	(9)	(10)	(10)	(11)	(11)	(11)
Capital expenditures	(18)	(20)	(22)	(24)	(26)	(26)	(27)	(27)
Capitalized software	(22)	(24)	(26)	(28)	(30)	(32)	(33)	(34)
Increase/(decrease) in deferred revenue	21	10	12	13	14	12	9	7
(Increase)/~~(~~decrease~~)~~ in net working capital	(30)	(46)	(18)	(7)	(8)	(6)	(5)	(4)
Unlevered tax expense	(62)	(69)	(74)	(79)	(85)	(89)	(93)	(95)
Unlevered free cash flow	157	149	194	222	240	253	263	271

(1)

“Adjusted EBITDA” refers to the EBITDA of the Company during the relevant period adjusted for acquisition related costs and expenses, stock-based compensation, deferred revenue reduction from purchase accounting, gains or losses related to divested businesses or assets groups, sponsor fees and expenses, unrealized (gain) or loss on foreign currency translation and other accounting adjustments as provided by the management of the Company.

(2)	Management plan refers to stock-based compensation.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Information” is hereby supplemented by adding the following underlined disclosure to and deleting the disclosure that is struck through from the table captioned “September 2019 Projections” on page 70 of the Proxy Statement.

September 2019 Projections

	Six months ended December 31,	Twelve months ended December 31,
	2019	2020	2021	2022	2023	2024	2025	2026
~~Income statement data~~
Revenue	$396	$814	$854	$899	$948	$1,002	$1,038	$1,061
Adjusted EBITDA(1)	142	294	310	327	347	370	384	392
Adjusted EBITDA less capital expenditures and capitalized software	120	244	258	271	287	306	318	326
~~Statement of cash flow data~~
Depreciation & amortization	$15	$33	$39	$44	$49	$55	$59	$62
Management plan(2)	(5)	(11)	(12)	(13)	(14)	(16)	(16)	(17)
Acquisition related costs & expenses	(13)	(14)	—	—	—	—	—	—
Capital expenditures	(8)	(18)	(21)	(23)	(26)	(28)	(28)	(29)
Capitalized software	(14)	(31)	(32)	(33)	(35)	(36)	(37)	(38)
Increase/(decrease) in deferred revenue	4	2	9	10	11	12	8	5
(Increase)/~~(~~decrease~~)~~ in net working capital	(1)	(16)	(21)	(3)	(6)	(7)	(4)	(3)
Unlevered tax expense	(28)	(61)	(67)	(70)	(74)	(78)	(80)	(81)
Unlevered free cash flow	79	143	166	194	204	218	225	230

(1)	For a description of non-GAAP financial measures, see the footnote to the table of projections set forth under “—April 2019 Projections.”
(2)	Management plan refers to stock-based compensation.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Information” is hereby supplemented by adding the following underlined disclosure to and deleting the disclosure that is struck through from the table captioned “October 2019 Projections” on page 70 of the Proxy Statement.

October 2019 Projections

	Three months ended December 31, 2019	Twelve months ended December 31,
		2020	2021	2022	2023	2024	2025	2026
~~Income statement data~~
Revenue	$202	$803	$835	$868	$902	$937	$962	$979
Adjusted EBITDA(1)	72	292	305	319	331	344	354	360
Adjusted EBITDA less capital expenditures and capitalized software	61	237	247	255	262	269	277	282
~~Statement of cash flow data~~
Depreciation & amortization	$8	$33	$41	$47	$54	$61	$67	$71
Management plan(2)	(2)	(11)	(12)	(13)	(14)	(16)	(16)	(16)
Acquisition related costs & expenses	(7)	(14)	—	—	—	—	—	—
Capital expenditures	(4)	(24)	(27)	(31)	(36)	(41)	(41)	(41)
Capitalized software	(7)	(31)	(32)	(33)	(34)	(35)	(36)	(36)
Increase/(decrease) in deferred revenue	12	0	7	7	7	8	5	4
(Increase)/~~(~~decrease~~)~~ in net working capital	(5)	(16)	(20)	(2)	(4)	(4)	(3)	(2)
Unlevered tax expense	(14)	(61)	(66)	(67)	(68)	(69)	(70)	(71)
Unlevered free cash flow	45	136	157	180	183	187	193	197

(1)	For a description of non-GAAP financial measures, see the footnote to the table of projections set forth under “—April 2019 Projections.”
(2)	Management plan refers to stock-based compensation.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Information” is hereby supplemented by adding the following disclosure at the end of such section.

Tax Analyses

Management also provided Rothschild & Co and Centerview with estimates relating to Cision’s ability to utilize certain tax benefits in future periods, including net operating losses (“NOLs”) and excess business interest expense disallowed under Section 163(j) of the Code.

Management’s estimate of the future net tax benefit realizable from NOLs is approximately $31.4 million.

Management’s estimate of the future net tax benefit realizable from excess business interest expense disallowed under Section 163(j) of the Code is approximately $41.3 million.

Forward-Looking Statements

Certain statements in this filing are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Purchaser’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the SEC and furnished to the Company’s shareholders the Proxy Statement on December 3, 2019. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the Proxy Statement with respect to the merger that the Company filed with the SEC and furnished to the Company’s shareholders on December 3, 2019.

Annex A

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 1 of 13

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

J FOGACA INVESTCO INC.,	)
)
Plaintiff,	)
)
v.	)	CASE NO.:
)
CISION LTD., KEVIN AKEROYD, MARK	)	COMPLAINT FOR
M. ANDERSON, PHILIP A. CANFIELD, L.	)	VIOLATION OF FEDERAL
DYSON DRYDEN, MARK D. EIN, DAVID	)	SECURITIES LAWS
KRANTZ, STEPHEN P. MASTER, SUSAN	)
VOBEJDA, AND STUART YARBROUGH,	)
)
Defendants.	)
)

Plaintiff J Fogaca InvestCo Inc. (“Plaintiff”), by its undersigned attorneys, alleges the following on information and belief, except as to the allegations specifically pertaining to Plaintiff, which are based on personal knowledge.

NATURE AND SUMMARY OF THE ACTION

1.    Plaintiff, a stockholder of Cision Ltd. (“Cision” or the “Company”) brings this action against the members of Cision Board of Directors (the “Board” or the “Individual Defendants”) for their violations of Section 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a) & 78t(a), and U.S. Securities and Exchange Commission (“SEC”) Rule 14a-9, and 17 C.F.R. § 240.14a-9, arising out of their attempt to sell the Company to an affiliate of Platinum Equity (“Platinum”).

2.    On October 22, 2019, the Company announced that it had entered into a definitive agreement and plan of merger (“Merger Agreement”), by which the Company will be acquired by MJ23 UK Acquisition Limited (“MJ23”), an affiliate of Platinum (the “Proposed Transaction”).

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Under the terms of the Merger Agreement, Cision stockholders will receive $10.00 in cash in exchange for each share of Cision common stock (the “Merger Consideration”).

3.    On December 3, 2019, the Company filed a Definitive Proxy Statement on Form DEFM14A (the “Proxy”) with the United States Securities & Exchange Commission. The Proxy is materially deficient and misleading because, inter alia, it fails to disclose material information regarding the Company’s financial projections, and the financial analysis performed by the Company’s financial advisors, Rothschild & Co US Inc. (“Rothschild”) and Centerview Partners LLC.

4.    Without additional information the Proxy is materially misleading in violation of federal securities laws.

5.    By unanimously approving the Proposed Transaction and authorizing the issuance of the Proxy, the Individual Defendants participated in the solicitation even though they knew, or should have known, that the Proxy was materially false and/or misleading. The Proxy is an essential link in accomplishing, and receiving stockholder approval for, the Proposed Transaction.

6.    The stockholder vote is currently scheduled for December 19, 2019 at 9:30 a.m. Eastern Standard Time (the “Stockholder Vote”). Under the Merger Agreement, following a successful Stockholder Vote, the Proposed Transaction will be consummated.

7.    For these reasons and as set forth in detail herein, Plaintiff seeks to enjoin Defendants (collectively identified below) from conducting the Stockholder Vote on the Proposed Transaction unless and until the material information discussed below is disclosed to the holders of Cision common stock, or, in the event the Proposed Transaction is consummated, to recover damages resulting from the Defendants’ violations of the Exchange Act.

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 3 of 13

JURISDICTION AND VENUE

8.    This Court has subject matter jurisdiction under 28 U.S.C. § 1331 (federal question jurisdiction) and Section 27 of the Exchange Act (15 U.S.C. § 78aa) because Plaintiff alleges violations of Section 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9.

9.    Personal jurisdiction exists over each Defendant either because each has sufficient minimum contacts with this District as to render the exercise of jurisdiction over Defendant by this Court permissible under traditional notions of fair play and substantial justice.

10.    Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because: (i) the conduct at issue had an effect in this District, as the Company’s common stock is listed and traded on the New York Stock Exchange within this District; and (ii) Defendants have received substantial compensation in this District by accessing the capital markets active in this District.

PARTIES AND RELEVANT NON-PARTIES

11.    Plaintiff is, and has been at all relevant times, the owner of Cision common stock.

12.    Defendant Cision is a corporation organized and existing under the laws of the Cayman Islands. It maintains principal executive offices at 130 East Randolph Street, 7th Floor, Chicago, Illinois 60601. Cision provides earned media software and services to public relations and marketing communications professionals. Cision common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CISN.”

13.    Defendant Mark M. Anderson (“Anderson”) serves as the Company’s Chairman of the Board. Anderson is a Managing Director of GTCR LLC (“GTCR”). A fund of GTCR, GTCR Investment X AIV Ltd. Is the sole shareholder of Canyon Partners, Ltd., the general partner of

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Canyon Holdings (Cayman), L.P. (“Cision Owner”), the 34% owner of the Company’s common stock.

14.    Defendant Kevin Akeroyd has served as the Company’s President and Chief Executive Officer since August 2016.

15.    Defendant Philip A. Canfield is a director of the Company and a Managing Director of GTCR.

16.    Defendant L. Dyson Dryden has served as a director of the Company at all relevant times.

17.    Defendant Mark D. Ein has served as a director of the Company at all relevant times.

18.    Defendant David Krantz has served as a director of the Company at all relevant times.

19.    Defendant Stephen P. Master has served as a director of the Company at all relevant times. Master is a Vice President at GTCR.

20.    Defendant Susan Vobejda has served as a director of the Company at all relevant times.

21.    Defendant Stuart Yarbrough has served as a director of the Company at all relevant times.

22.    Defendants referenced in ¶¶ 13 through 21 are collectively referred to as Individual Defendants and/or the Board.

FURTHER SUBSTANTIVE ALLEGATIONS

23.    On October 22, 2019, Cision issued a press release announcing the Proposed Transaction. The Press Release read in relevant part:

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 5 of 13

CHICAGO, Oct. 22, 2019 /PRNewswire/ -- Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Platinum Equity in an all cash transaction valued at approximately $2.74 billion.

Under the terms of the agreement, which has been unanimously approved by the members of Cision Ltd.’s board of directors, an affiliate of Platinum Equity will acquire all of the outstanding ordinary shares of Cision Ltd. for $10.00 per share in cash. The purchase price represents a 34% premium over Cision Ltd.’s 60-day volume-weighted average price ended on October 21, 2019.

A special meeting of Cision Ltd.’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to its shareholders. Certain affiliates of GTCR, collectively holding approximately 34% of the outstanding shares of Cision Ltd., have entered into a voting agreement committing them to, among other things, vote in favor of adopting the acquisition agreement. The proposed transaction is expected to close in the first quarter of 2020 and is subject to approval by Cision Ltd.’s shareholders, along with the satisfaction of customary closing conditions and antitrust regulatory approvals, as necessary. Upon completion of the acquisition, Cision Ltd. will become wholly owned by an affiliate of Platinum Equity.

Cision Ltd. may solicit alternative acquisition proposals from third parties during a “go-shop” period from the date of the agreement until November 12, 2019. There is no guarantee that this process will result in a superior proposal, and the agreement provides Platinum Equity with a customary right to match a superior proposal and termination fee if a superior proposal is accepted. Cision Ltd. does not intend to disclose developments with respect to the solicitation process unless and until the company determines such disclosure is appropriate.

“This transaction will provide shareholders with immediate and substantial cash value, while also providing us with a partner that shares in our commitment to customers and employees and can add strategic and operational value,” said Kevin Akeroyd, Cision’s Chief Executive Officer. “Based on our extensive engagement with Platinum over the past several months, we are confident that Platinum’s support will enable Cision to execute on its strategy and next phase of growth.”

Commenting on the transaction, Platinum Equity Partner Jacob Kotzubei said: “Cision has a long history of leadership providing software and services to public relations and marketing communications professionals and has developed a growing portfolio of earned media management offerings for the world’s leading brands. Platinum looks forward to nurturing Cision’s core business, supporting and anticipating the diverse needs of the company’s

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 6 of 13

customers, and driving new opportunities for innovation. As a private company, Cision will be able to make strategic investments for sustainable and profitable growth, while remaining agile and focused on operational excellence. We are excited to partner with Cision’s management team as it embarks on this new chapter.”

Cision Ltd. will file its quarterly report on Form 10-Q reporting its third quarter financial results but does not intend to host a quarterly earnings call.

Financing & Advisors

Equity financing will be provided by investment funds managed, advised or sponsored by Platinum Equity. Platinum Equity has secured committed debt financing for the transaction from Bank of America Merrill Lynch.

Rothschild & Co is serving as lead financial advisor to Cision and its Board of Directors. Centerview Partners LLC and Deutsche Bank Securities Inc. are also acting as financial advisors to Cision. Kirkland & Ellis LLP is acting as legal counsel to Cision, and Gibson, Dunn & Crutcher LLP is acting as M&A legal counsel and Willkie Farr & Gallagher LLP is acting as financing legal counsel to Platinum Equity.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see Cision Ltd.’s Current Report on Form 8-K, which will be filed in connection with this transaction.

The Proxy Misleads Cision Stockholders by Omitting Material Information

24.    On December 3, 2019, the Company filed the materially misleading and incomplete Proxy with the SEC. Designed to convince Cision stockholders to vote in favor of the Proposed Transaction, the Proxy is rendered misleading by the omission of critical information concerning the Company’s financial projections, Rothschild’s financial analyses, and the terms of confidentiality agreements that currently bar potential acquirers from submitting proposals superior to the Proposed Transaction.

The Recommendation Statement Fails to Disclose Material Portions of the Financial Projections Relied Upon by the Board and Its Financial Advisors

25.    The summary of the financial analyses conducted by the Company’s financial advisor, Rothschild, states that the advisor reviewed “certain internal financial and operating

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information with respect to the business, operations and prospects of the Company, including the October 2019 Projections set forth under the heading “—Certain Unaudited Prospective Information” (the “Forecasts”) and certain internal analyses relating to the net operating losses of the Company” in preparing its financial analyses.

26.    Similarly, the Proxy states that Centerview reviewed “certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis.”

27.    Thus, the cash flow projections that formed the basis for these Discounted Cash Flow Analyses were management’s best estimates of the Company’s future results, and did not originate from some other source.

28.    In preparing its Discounted Cash Flow Analysis of the Company, Rothschild used the “estimated unlevered, after-tax free cash flows that the Company was forecasted to generate from the three months ended December 31, 2019 through the end of fiscal year 2026 based on the Forecasts provided by the management of the Company.” Unlevered, after-tax free cash flows for the terminal period were defined as “net operating profit after taxes (“NOPAT”) after application of the illustrative range of growth rates described above, less increases in net working capital, plus depreciation and amortization, plus increases in deferred revenue, less capital expenditures, less capitalized software.”

29.    In preparing its Discounted Cash Flow Analysis of the Company, Centerview based the analysis “on the Forecasts and the calculations of after-tax unlevered free cash flows set forth

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 8 of 13

under the heading ‘—Certain Unaudited Prospective Information.’” The Proxy does not define the after-tax unlevered free cash flows used by Centerview.

30.    However, in the disclosed “Certain Unaudited Prospective Information,” the Proxy entirely omits the calculated or uncalculated unlevered after-tax free cash flows. Instead, the Proxy discloses the following irrelevant line items for three sets of projections, the April 2019 Projections, the September 2019 Projections, and the October 2019 Projections: Revenue, Adjusted EBITDA, Adjusted EBITDA less capital expenditures and capitalized software, depreciation & amortization, stock-based compensation, acquisition related costs & expenses, capital expenditures, capitalized software, change in deferred revenue and change in net working capital.

31.    These disclosures provide Cision stockholders with no actual information regarding the unlevered free cash flows used by Centerview or Rothschild, particularly because Centerview’s metric of unlevered free cash flow is left undefined, and Rothschild’s metric of NOPAT is undisclosed.

32.    Moreover, the disclosed projections do not provide a fair proxy by which one could assess the Company’s future cash flows. The Company is carrying roughly $1.26 billion in long term debt, and $74 million in deferred tax liabilities as of September 30, 2019. As such, Adjusted EBITDA and net earnings figures will almost certainly depart significantly from unlevered free cash flow figures for the Company, and in a manner that would be essentially impossible for non-insiders to evaluate with confidence.

33.    The above-referenced omitted information relating to the Company’s financial projections, and particularly the Company’s projected unlevered free cash flows, would, if

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 9 of 13

disclosed, significantly alter the total mix of information available to Cision’s stockholders regarding the future value of the Company.

34.    Thus, the omission of this projected financial information serves to prevent Company stockholders from evaluating the fairness analysis conducted by Rothschild and Centerview, or to perform their own valuation of the Company.

Material Omissions Concerning the Financial Analyses of Rothschild and Centerview

35.    The Proxy describes the Discounted Cash Flow Analyses performed by Rothschild and Centerview. However, the description of these analyses fails to include key inputs and assumptions underlying these analyses. Without this information, as described below, Cision’s stockholders are unable to fully understand these analyses and, thus, are unable to determine what weight, if any, to place on the fairness opinions of Rothschild and Centerview in determining how to cast their vote on the Proposed Transaction. This omitted information, if disclosed, would significantly alter the total mix of information available to Cision stockholders.

36.    With respect to Rothschild’s Discounted Cash Flow Analysis, the Proxy fails to disclose (i) the calculated terminal values of Cision’s unlevered free cash flows; (ii) the Company’s net operating losses or other tax benefits used when calculating an additional $0.25 per share in the reference range; and (iii) Cision’s fully diluted shares outstanding.

37.    With respect to Centerview’s Discounted Cash Flow Analysis, the Proxy fails to disclose (i) the calculated terminal values of Cision’s unlevered free cash flows; (ii) the Company’s net operating losses or other tax benefits used when calculating an additional $0.25 per share in the reference range, identical to Rothschild’s conclusion regarding these tax benefits; and (iii) Cision’s fully diluted shares outstanding.

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 10 of 13

38.    Such information is material to Cision stockholders as a reasonable Cision stockholder would find it material and important to their voting decision whether parties that had previously been interested in a potential acquisition of the Company are now foreclosed from submitting superior proposals.

39.    Accordingly, Plaintiff seeks injunctive and other equitable relief to prevent the irreparable injury that Company stockholders will continue to suffer absent judicial intervention.

CLAIMS FOR RELIEF

COUNT I

Claim for Violation of Section 14(a) of the Exchange Act and Rule 14a-9 Promulgated

Thereunder Against the Individual Defendants and Cision

63.    Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

64.    The Individual Defendants disseminated the false and misleading Proxy, which contained statements that, in violation of Section 14(a) of the Exchange Act and Rule 14a-9, in light of the circumstances under which they were made, omitted to state material facts necessary to make the statements therein not materially false or misleading. Cision is liable as the issuer of these statements.

65.    The Proxy was prepared, reviewed, and/or disseminated by the Individual Defendants. By virtue of their positions within the Company, the Individual Defendants were aware of this information and their duty to disclose this information in the Proxy.

66.    The Individual Defendants were at least negligent in filing the Proxy with these materially false and misleading statements.

67.    The omissions and false and misleading statements in the Proxy are material in that a reasonable stockholder will consider them important in deciding how to vote on the Proposed Transaction. In addition, a reasonable investor will view a full and accurate disclosure as

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 11 of 13

significantly altering the total mix of information made available in the Proxy and in other information reasonably available to stockholders.

68.    The Proxy is an essential link in causing Plaintiff and the Company’s stockholders to approve the Proposed Transaction.

69.    By reason of the foregoing, defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

70.    Because of the false and misleading statements in the Proxy, Plaintiff is threatened with irreparable harm.

COUNT II

Claim for Violation of Section 20(a) of the Exchange Act

Against the Individual Defendants

71.    Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

72.    The Individual Defendants acted as controlling persons of Cision within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of Cision and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are false and misleading.

73.    Each of the Individual Defendants was provided with or had unlimited access to copies of the Proxy alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause them to be corrected.

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74.    Each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control and influence the particular transactions giving rise to the violations as alleged herein and exercised the same. The Proxy contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in the making of the Proxy.

75.    By virtue of the foregoing, the Individual Defendants violated Section 20(a) of the Exchange Act.

76.    As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) of the Exchange Act and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Defendants’ conduct, Plaintiff is threatened with irreparable harm.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff prays for judgment and relief as follows:

A.    Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction;

B.    In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C.    Directing the Individual Defendants to disseminate a Proxy that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading;

Case 1:19-cv-11130    Document 1    Filed 12/04/19    Page 13 of 13

D.    Declaring that Defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder;

E.    Awarding Plaintiff the costs of this action, including reasonable allowance for Plaintiff’s attorneys’ and experts’ fees; and

F.    Granting such other and further relief as this Court may deem just and proper.

JURY DEMAND

Plaintiff respectfully requests a trial by jury on all issues so triable.

Dated: December 4, 2019	Respectfully submitted,

	By:	/s/ William Fields
William Fields
LEVI & KORSINSKY, LLP
LEVI & KORSINSKY, LLP		55 Broadway, 10th Floor
Donald J. Enright (to be admitted pro hac vice)		New York, NY 10006
Elizabeth K. Tripodi (to be admitted pro hac vice)		Tel: (212) 363-7500
1101 30th Street, N.W., Suite 115		Fax: (212) 363-7171
Washington, DC 20007		Email: wfields@zlk.com
Tel: (202) 524-4290
Fax: (202) 333-2121		Attorneys for Plaintiff
Email: denright@zlk.com
etripodi@zlk.com

Attorneys for Plaintiff

Annex B

Case 1:19-cv-02229-UNA      Document 1      Filed 12/05/19      Page 1 of 12 PageID #: 1

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

MICHAEL KENT, Individually and On	)
Behalf of All Others Similarly Situated,	)
)
Plaintiff,	)	Case No.
)
v.	)	JURY TRIAL DEMANDED
)
CISION LTD., MARK M. ANDERSON,	)	CLASS ACTION
PHILIP A. CANFIELD, MARK D. EIN, L.	)
DYSON DRYDEN, KEVIN AKEROYD,	)
STEPHEN P. MASTER, SUSAN VOBEJDA,	)
STUART YARBROUGH, DAVID	)
KRANTZ, PLATINUM EQUITY	)
ADVISORS, LLC, MJ23 UK ACQUISITION	)
LIMITED, and CASTLE MERGER	)
LIMITED,	)
)
Defendants.	)

COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934

Plaintiff, by his undersigned attorneys, for this complaint against defendants, alleges upon personal knowledge with respect to himself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This action stems from a proposed transaction announced on October 22, 2019 (the “Proposed Transaction”), pursuant to which Cision Ltd. (“Cision” or the “Company”) will be acquired by affiliates of Platinum Equity Advisors, LLC (“Platinum Equity”), a Delaware limited liability company: MJ23 UK Acquisition Limited (“Parent”) and Castle Merger Limited (“Merger Sub,” and together with Parent and Platinum Equity, “Platinum”).

2. On October 22, 2019, Cision’s Board of Directors (the “Board” or “Individual Defendants”) caused the Company to enter into an agreement and plan of merger (the “Merger Agreement”) with Platinum. Pursuant to the terms of the Merger Agreement, Cision’s stockholders will receive $10.00 in cash for each share of Cision common stock they own.

Case 1:19-cv-02229-UNA      Document 1      Filed 12/05/19      Page 2 of 12 PageID #: 2

3. On December 3, 2019, defendants filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the Proposed Transaction, which scheduled a stockholder vote on the Proposed Transaction for December 19, 2019.

4. The Proxy Statement omits material information with respect to the Proposed Transaction, which renders the Proxy Statement false and misleading. Accordingly, plaintiff alleges herein that defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “1934 Act”) in connection with the Proxy Statement.

JURISDICTION AND VENUE

5. This Court has jurisdiction over the claims asserted herein pursuant to Section 27 of the 1934 Act because the claims asserted herein arise under Sections 14(a) and 20(a) of the 1934 Act and Rule 14a-9.

6. This Court has jurisdiction over defendants because each defendant is either a corporation that conducts business in and maintains operations within this District, or is an individual with sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice.

7. Venue is proper under 28 U.S.C. § 1391(b) because a substantial portion of the transactions and wrongs complained of herein occurred in this District.

PARTIES

8. Plaintiff is, and has been continuously throughout all times relevant hereto, the owner of Cision common stock.

2

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9. Defendant Cision is a Cayman Islands corporation and a party to the Merger Agreement. Cision’s common stock is traded on the New York Stock Exchange under the ticker symbol “CISN.”

10. Defendant Mark M. Anderson is Chairman of the Board of the Company.

11. Defendant Philip A. Canfield is a director of the Company.

12. Defendant Mark D. Ein is Vice Chairman of the Board of the Company.

13. Defendant L. Dyson Dryden is a director of the Company.

14. Defendant Kevin Akeroyd is Chief Executive Officer and a director of the Company.

15. Defendant Stephen P. Master is a director of the Company.

16. Defendant Susan Vobejda is a director of the Company.

17. Defendant Stuart Yarbrough is a director of the Company.

18. Defendant David Krantz is a director of the Company.

19. The defendants identified in paragraphs 10 through 18 are collectively referred to herein as the “Individual Defendants.”

20. Defendant Platinum Equity is a Delaware limited liability company.

21. Defendant Parent is a private company limited by shares incorporated in England and Wales, an affiliate of Platinum Equity, and a party to the Merger Agreement.

22. Defendant Merger Sub is a Cayman Islands exempted company, a wholly-owned subsidiary of Parent, an affiliate of Platinum Equity, and a party to the Merger Agreement.

CLASS ACTION ALLEGATIONS

23. Plaintiff brings this action as a class action on behalf of himself and the other public stockholders of Cision (the “Class”). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant.

3

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24. This action is properly maintainable as a class action.

25. The Class is so numerous that joinder of all members is impracticable. As of October 18, 2019, there were approximately 148,478,535 shares of Cision common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the country.

26. Questions of law and fact are common to the Class, including, among others, whether defendants will irreparably harm plaintiff and the other members of the Class if defendants’ conduct complained of herein continues.

27. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

28. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to the adjudications or would substantially impair or impede those non-party Class members’ ability to protect their interests.

29. Defendants have acted, or refused to act, on grounds generally applicable to the Class as a whole, and are causing injury to the entire Class. Therefore, final injunctive relief on behalf of the Class is appropriate.

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SUBSTANTIVE ALLEGATIONS

Background of the Company and the Proposed Transaction

30. Cision is a leading global provider of earned media software and services to public relations and marketing communications professionals.

31. The Company’s software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact.

32. The Company has over 4,800 employees with offices in twenty-two countries.

33. On October 22, 2019, Cision’s Board caused the Company to enter into the Merger Agreement.

34. Pursuant to the terms of the Merger Agreement, Cision’s stockholders will receive $10.00 in cash for each share of Cision common stock they own.

35. According to the press release announcing the Proposed Transaction:

Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Platinum Equity in an all cash transaction valued at approximately $2.74 billion.

Under the terms of the agreement, which has been unanimously approved by the members of Cision Ltd.’s board of directors, an affiliate of Platinum Equity will acquire all of the outstanding ordinary shares of Cision Ltd. for $10.00 per share in cash. The purchase price represents a 34% premium over Cision Ltd.’s 60-day volume-weighted average price ended on October 21, 2019.

A special meeting of Cision Ltd.’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to its shareholders. Certain affiliates of GTCR, collectively holding approximately 34% of the outstanding shares of Cision Ltd., have entered into a voting agreement committing them to, among other things, vote in favor of adopting the acquisition agreement. The proposed transaction is expected to close in the first quarter of 2020 and is subject to approval by Cision Ltd.’s shareholders, along with the satisfaction of customary closing conditions and antitrust regulatory approvals, as necessary. Upon completion of the acquisition, Cision Ltd. will become wholly owned by an affiliate of Platinum Equity. . . .

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Financing & Advisors

Equity financing will be provided by investment funds managed, advised or sponsored by Platinum Equity. Platinum Equity has secured committed debt financing for the transaction from Bank of America Merrill Lynch.

Rothschild & Co is serving as lead financial advisor to Cision and its Board of Directors. Centerview Partners LLC and Deutsche Bank Securities Inc. are also acting as financial advisors to Cision. Kirkland & Ellis LLP is acting as legal counsel to Cision, and Gibson, Dunn & Crutcher LLP is acting as M&A legal counsel and Willkie Farr & Gallagher LLP is acting as financing legal counsel to Platinum Equity.

The Proxy Statement Omits Material Information, Rendering It False and Misleading

36. Defendants filed the Proxy Statement with the SEC in connection with the Proposed Transaction.

37. As set forth below, the Proxy Statement omits material information with respect to the Proposed Transaction, which renders the Proxy Statement false and misleading.

38. First, the Proxy Statement omits material information regarding the Company’s financial projections.

39. The Proxy Statement fails to disclose, for each set of projections: (i) all line items used to calculate Adjusted EBITDA; and (ii) a reconciliation of all non-GAAP to GAAP metrics.

40. The disclosure of projected financial information is material because it provides stockholders with a basis to project the future financial performance of a company, and allows stockholders to better understand the financial analyses performed by the company’s financial advisor in support of its fairness opinion.

41. Second, the Proxy Statement omits material information regarding the analyses performed by the Company’s financial advisors in connection with the Proposed Transaction, Rothschild & Co. (“Rothschild”) and Centerview Partners LLC (“Centerview”).

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42. With respect to Rothschild’s Selected Public Company Analysis, the Proxy Statement fails to disclose the individual multiples and metrics for the companies observed by Rothschild in the analysis.

43. With respect to Rothschild’s Discounted Cash Flow Analysis, the Proxy Statement fails to disclose: (i) the estimated unlevered, after-tax free cash flows that the Company was forecasted to generate from the three months ended December 31, 2019 through the end of fiscal year 2026 and all underlying line items; (ii) the terminal value of the Company; (iii) the individual inputs and assumptions underlying the discount rates of 8.0% to 9.0% and the range of growth rates in perpetuity of 1.5% to 2.5%; (iv) the Company’s net debt; (v) the value of the tax benefits; and (vi) the number of fully diluted outstanding ordinary shares of the Company.

44. With respect to Rothschild’s analysis of target prices for Cision’s ordinary shares, the Proxy Statement fails to disclose: (i) the individual price targets observed by Rothschild in the analysis; and (ii) the sources thereof.

45. With respect to Rothschild’s analysis of premiums paid, the Proxy Statement fails to disclose: (i) the transactions observed by Rothschild in the analysis; and (ii) the premiums paid in the transactions.

46. With respect to Centerview’s Selected Public Company Analysis, the Proxy Statement fails to disclose the individual multiples and metrics for the companies observed by Centerview in the analysis.

47. With respect to Centerview’s Discounted Cash Flow Analysis, the Proxy Statement fails to disclose: (i) the individual inputs and assumptions underlying the discount rates ranging from 8.0% to 9.0% and the perpetuity growth rates ranging from 2.0% to 2.5%; (ii) the forecasted unlevered free cash flows of Cision during the period beginning the fourth quarter of 2019 and ending on December 31, 2026 and all underlying line items; (iii) the terminal value of Cision; (iv) the value of Cision’s future tax benefits; (v) Cision’s net debt; and (vi) the number of fully-diluted outstanding shares of Cision ordinary shares.

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48. With respect to Centerview’s Analyst Price Target Analysis, the Proxy Statement fails to disclose: (i) the individual price targets observed by Centerview in the analysis; and (ii) the sources thereof.

49. With respect to Centerview’s Premiums Paid Analysis, the Proxy Statement fails to disclose: (i) the transactions observed by Centerview in the analysis; and (ii) the premiums paid in the transactions.

50. When a banker’s endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses must also be fairly disclosed.

51. Third, the Proxy Statement omits material information regarding the Company’s additional financial advisor, Deutsche Bank Securities Inc. (“Deutsche Bank”).

52. The Proxy Statement fails to disclose the timing and nature of the past services Deutsche Bank provided to the parties to the Merger Agreement and their affiliates.

53. The omission of the above-referenced material information renders the Proxy Statement false and misleading, including, inter alia, the following sections of the Proxy Statement: (i) Background of the Merger; (ii) Recommendation of the Cision Board of Directors; (iii) Reasons for the Merger; (iv) Opinions of the Company’s Financial Advisors; and (v) Certain Unaudited Prospective Information.

54. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s stockholders.

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COUNT I

Claim for Violation of Section 14(a) of the 1934 Act and Rule 14a-9 Promulgated Thereunder Against the Individual Defendants and Cision

55. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

56. The Individual Defendants disseminated the false and misleading Proxy Statement, which contained statements that, in violation of Section 14(a) of the 1934 Act and Rule 14a-9, in light of the circumstances under which they were made, omitted to state material facts necessary to make the statements therein not materially false or misleading. Cision is liable as the issuer of these statements.

57. The Proxy Statement was prepared, reviewed, and/or disseminated by the Individual Defendants. By virtue of their positions within the Company, the Individual Defendants were aware of this information and their duty to disclose this information in the Proxy Statement.

58. The Individual Defendants were at least negligent in filing the Proxy Statement with these materially false and misleading statements.

59. The omissions and false and misleading statements in the Proxy Statement are material in that a reasonable stockholder will consider them important in deciding how to vote on the Proposed Transaction. In addition, a reasonable investor will view a full and accurate disclosure as significantly altering the total mix of information made available in the Proxy Statement and in other information reasonably available to stockholders.

60. The Proxy Statement is an essential link in causing plaintiff and the Company’s stockholders to approve the Proposed Transaction.

61. By reason of the foregoing, defendants violated Section 14(a) of the 1934 Act and Rule 14a-9 promulgated thereunder.

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62. Because of the false and misleading statements in the Proxy Statement, plaintiff and the Class are threatened with irreparable harm.

COUNT II

Claim for Violation of Section 20(a) of the 1934 Act Against the Individual Defendants and Platinum

63. Plaintiff repeats and realleges the preceding allegations as if fully set forth herein.

64. The Individual Defendants and Platinum acted as controlling persons of Cision within the meaning of Section 20(a) of the 1934 Act as alleged herein. By virtue of their positions as officers and/or directors of Cision and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Proxy Statement, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that plaintiff contends are false and misleading.

65. Each of the Individual Defendants and Platinum was provided with or had unlimited access to copies of the Proxy Statement alleged by plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause them to be corrected.

66. Each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control and influence the particular transactions giving rise to the violations as alleged herein, and exercised the same. The Proxy Statement contains the unanimous recommendation of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in the making of the Proxy Statement.

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67. By virtue of the foregoing, the Individual Defendants and Platinum violated Section 20(a) of the 1934 Act.

68. As set forth above, the Individual Defendants and Platinum had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) of the 1934 Act and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these defendants are liable pursuant to Section 20(a) of the 1934 Act. As a direct and proximate result of defendants’ conduct, plaintiff and the Class are threatened with irreparable harm.

PRAYER FOR RELIEF

WHEREFORE, plaintiff prays for judgment and relief as follows:

A. Preliminarily and permanently enjoining defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction;

B. In the event defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages;

C. Directing the Individual Defendants to disseminate a Proxy Statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading;

D. Declaring that defendants violated Sections 14(a) and/or 20(a) of the 1934 Act, as well as Rule 14a-9 promulgated thereunder;

E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff’s attorneys’ and experts’ fees; and

F. Granting such other and further relief as this Court may deem just and proper.

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JURY DEMAND

Plaintiff hereby requests a trial by jury on all issues so triable.

Dated: December 5, 2019	RIGRODSKY & LONG, P.A.

	By:	/s/ Gina M. Serra
Brian D. Long (#4347)
OF COUNSEL:		Gina M. Serra (#5387)
300 Delaware Avenue, Suite 1220
RM LAW, P.C.		Wilmington, DE 19801
Richard A. Maniskas		Telephone: (302) 295-5310
1055 Westlakes Drive, Suite 300		Facsimile: (302) 654-7530
Berwyn, PA 19312		Email: bdl@rl-legal.com
Telephone: (484) 324-6800		Email: gms@rl-legal.com
Facsimile: (484) 631-1305
Email: rm@maniskas.com		Attorneys for Plaintiff

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